                                               Exhibit 99.1
                News

For Immediate Release	Contact:
May 15, 2012	Rick Honey
(212) 878-1831

MINERALS TECHNOLOGIES INC. DECLARES QUARTERLY DIVIDEND
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NEW YORK, May 15—Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the company’s common stock. The dividend is payable on June 13, 2012 to stockholders of record on May 30, 2012.

Minerals Technologies Inc. is a global resource- and technology-based growth company that develops produces and markets the highest quality performance-enhancing minerals and related products, systems and services. MTI serves the paper, steel, polymer and other manufacturing industries. The company reported sales of $1.05 billion in 2011.

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For further information about Minerals Technologies Inc. look on the internet at http://www.mineralstech.com/